UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   May 15, 2007

                             Del Laboratories, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                        001-05439              13-1953103
--------------------------------------------------------------------------------
(State or Other Jurisdiction            (Commission           (IRS Employer
      of Incorporation)                 File Number)        Identification No.)

   726 RexCorp Plaza, Uniondale, New York                   11556
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:   (516) 844-2020


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2007, Del Laboratories, Inc. (the "Company") entered into a Second Waiver and Consent to the Credit Agreement, dated as of December 29, 2005 (as amended to the date hereof, the "Credit Agreement"), among DLI Holding II Corp., the Company, the Lenders party thereto, J. P. Morgan Securities, Inc., and JPMorgan Chase Bank, N.A., as administrative agent. Among other things, the Second Waiver and Consent (i) waives certain Defaults or Events of Default relating to any potential restatement or revision of the Company's consolidated financial statements delivered prior to the date of the Second Waiver and Consent, and (ii) extends the date on which unaudited financial statements for the three months ended March 31, 2007, and certain other documents under the Credit Agreement, are required to be delivered to June 15, 2007 from May 15, 2007.


A copy of the Second Waiver and Consent is attached as Exhibit 4.1 hereto and incorporated by reference herein.

ITEM 2.02.        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 16, 2007, the Company filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC"), notifying the SEC that the Company was unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 by the required filing date of May 15, 2007. As previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed on April 30, 2007, the Company restated certain prior periods, in part, as a result of the understatements of customer liabilities pertaining to reserves required for future sales returns and markdowns. In connection with the preparation of the Company's financial statements for the quarter ended March 31, 2007, it was determined that it was necessary to re-evaluate these reserves and accordingly, the Company was not able to file its Quarterly Report on Form 10-Q. The Company will not be able to file its Quarterly Report on Form 10-Q until it completes this re-evaluation.


The Company expects that its net sales for the first quarter of 2007 will be approximately $100.0 million to $102.0 million compared with net sales of $93.2 million (as restated) for the first quarter of 2006, and that Credit Agreement EBITDA (as defined below) for the first quarter of 2007 will be approximately $13.0 million to $14.0 million compared with Credit Agreement EBITDA of $11.6 million (as restated) for the first quarter of 2006.

In calculating Credit Agreement EBITDA for the first quarter of 2007, the Company added back to estimated net earnings of approximately $0.3 million to $0.9 million the following items: estimated income tax expense of approximately $0.2 million to $0.6 million, estimated interest expense, net, of approximately $9.4 million, estimated depreciation and amortization of approximately $7.2 million, and estimated non-cash stock compensation charges of approximately $0.2 million, and deducted from net earnings approximately $(4.3) million (representing the impact of approximately $5.4 million of an estimated pension curtailment gain reduced by estimated severance and other charges of approximately $1.1 million). In calculating Credit Agreement EBITDA for the first quarter of 2006, the Company added back to the net loss of $3.7 million the following items: income tax benefit of $2.1 million, interest expense, net, of $8.8 million, depreciation and amortization of $5.9 million, Little Falls closure costs of $1.1 million, Synergetics (as defined below) fees and expenses of $0.7 million, non-cash stock compensation charges of $0.3 million, and other permitted add-backs under the credit agreement of $0.6 million.

The Company's estimates of net sales and Credit Agreement EBITDA (1) are derived from preliminary results of operations for the three months ended March 31, 2007, (2) have not been reviewed by KPMG LLP, the Company's independent registered public accounting firm, and (3) are subject to change, pending the completion of the above-referenced re-evaluation of reserves required for customer liabilities. If the Company were to identify any error in these reserves as a result of such re-evaluation, the Company may be required to restate its historical financial statements and amend prior SEC periodic reports.


Credit Agreement EBITDA as presented herein is a financial measure that is used in the Credit Agreement. Credit Agreement EBITDA is not a defined term under U.S. GAAP and should not be considered as an alternative to operating income or net income, as a measure of operating results or cash flows or as a measure of liquidity. Credit Agreement EBITDA differs from the term "EBITDA" as it is commonly used. Credit Agreement EBITDA, as that term is defined in the Credit Agreement and used as part of the calculation of the term "Consolidated Coverage Ratio" which is used for a number of purposes, including the Company's ability to incur additional indebtedness in specified circumstances, consists of consolidated net income, adjusted to exclude income tax expense, interest expense, and depreciation and amortization, as well as certain other items and expenses, including amortization of intangibles, extraordinary, unusual or non-recurring gains or losses, consultation fees and expense reimbursements associated with implementing process improvements and cost reductions developed by the Company in conjunction with the Synergetics Installations Worldwide, Inc. consulting group ("Synergetics"), certain non-cash charges or expenses deducted in determining net income, certain cash restructuring charges, loss or gain associated with the sale or write down of assets not in the ordinary course of business, the amount of any net minority expense, and certain losses relating to the disposition of excess or surplus inventory.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


All statements other than statements of historical facts included in this report, including, without limitation, statements regarding the Company's estimates of net sales and Credit Agreement EBITDA are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct.


Important factors that could cause actual results to differ materially from the Company's estimates or expectations or "cautionary statements," include, without limitation:

     o delays in introducing new products or failure of consumers to accept new products;

     o actions by competitors which may result in mergers, technology improvement or new product introductions;

     o the Company's ability to realize cost savings and operational improvements;

     o the Company's estimates of required inventory reserves if future economic conditions, the timing of new product introductions, customer inventory levels, retailer consolidations, fashion-oriented color cosmetic trends or competitive conditions differ from expectations;

     o the Company's dependence on certain national chain drug stores, food stores and mass merchandiser relationships due to the concentration of sales generated by such chains;

     o    changes in fashion-oriented color cosmetic trends;

     o    the effect on sales of lower retailer inventory targets;

     o    the effect on sales of political and/or economic conditions;

     o the Company's estimates of costs and benefits, cash flow from operations and capital expenditures;

     o    interest rate or foreign exchange rate changes affecting the Company;

     o    regulatory requirements and government regulatory action;

     o failure to maintain satisfactory compliance with good manufacturing practice, or GMP, requirements;

     o    changes in product mix to products which are less profitable;

     o    shipment delays;

     o depletion of inventory and increased production costs resulting from disruptions of operations at any of its manufacturing or distribution facilities;

     o foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets and liabilities;

     o the relative prices at which the Company sells its products and its competitors sell their products in the same market;

     o the Company's operating and manufacturing costs outside of the United States;

     o changes in the laws, regulations and policies, including changes in accounting standards, that affect, or will affect, the Company in the United States and/or abroad;

     o    trends in the general economy; and/or

     o the impact of the Company's re-evaluation of its reserves for customer liabilities.


Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosure contained herein, readers should carefully review any disclosure of risks and uncertainties contained in other documents the Company files or has filed from time to time with the SEC pursuant to the Exchange Act.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

4.1 Second Waiver and Consent, dated as of May 15, 2007, to the Credit Agreement, dated as of December 29, 2005 (as amended to the date hereof, the "Credit Agreement"), among DLI Holding II Corp., the Company, the Lenders party thereto, J. P. Morgan Securities, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                DEL LABORATORIES, INC.
                                By: /s/ Joseph Sinicropi
                                ------------------------
                                Joseph Sinicropi
                                Executive Vice President and
                                Chief Financial Officer

Date: May 16, 2007